As filed with the Securities and Exchange Commission on August 25, 2011

Registration Nos. 333-155927, 333-155927-01, 333-155927-02, 333-155927-03, 333-155927-04, 333-155927-05 and 333-155927-06

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter and translation of registrant’s name into English)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Basel Street

P.O. Box 3190

Petach Tikva 49131 Israel

972-3-926-7267

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE III, LLC	TEVA PHARMACEUTICAL FINANCE IV, LLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	22-1734359	Delaware	22-1734359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1090 Horsham Road

North Wales, Pennsylvania 19454

Attention: William S. Marth

(215) 591-3000

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE II B.V.	TEVA PHARMACEUTICAL FINANCE III B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Curaçao	N/A	Curaçao	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE IV B.V.	TEVA PHARMACEUTICAL FINANCE V B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Curaçao	N/A	Curaçao	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE N.V.	TEVA PHARMACEUTICAL FINANCE COMPANY B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Curaçao	N/A	Curaçao	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Schottegatweg Oost 29D

Curaçao

Tel. +5999-736-6066

Fax. +5999-736-7066

(Address and telephone number of registrant’s principal executive offices)

Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

Attention: William S. Marth

(215) 591-3000

(Name, address and telephone number of agent for service)

with copies to:

PETER H. JAKES, Esq.

JEFFREY S. HOCHMAN, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (2)
Teva Pharmaceutical Industries Limited Ordinary Shares				$0
Teva Pharmaceutical Industries Limited Purchase Contracts (3) (4)				$0
Teva Pharmaceutical Industries Limited Warrants (3) (5)				$0
Teva Pharmaceutical Industries Limited Units (3) (6)				$0
Teva Pharmaceutical Industries Limited Senior Debt Securities (3)				$0
Teva Pharmaceutical Industries Limited Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance III, LLC Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance III, LLC Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance IV, LLC Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance IV, LLC Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance II B.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance II B.V. Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance III B.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance III B.V. Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance IV B.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance IV B.V. Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance V B.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance V B.V. Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance N.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance N.V. Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance Company B.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance Company B.V. Subordinated Debt Securities (3)				$0
Guarantees by Teva Pharmaceutical Industries Limited of Debt Securities of each finance subsidiary listed above (7)				$0

(1)	These offered securities may be sold separately, together or as units with other offered securities. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrants are deferring payment of all of the registration fee.
(3)	Also includes such currently indeterminate number of ordinary shares of Teva Pharmaceutical Industries Limited as may be issued upon conversion of or exchange for any securities that provide for conversion or exchange into such ordinary shares.
(4)	There are being registered hereby such indeterminate number of Purchase Contracts as may be issued at indeterminate prices. Such Purchase Contracts may be issued together with any of the other securities being registered hereby. Purchase Contracts may require the holder thereof to purchase or sell any of the other securities registered hereby or to purchase or sell (i) securities of an entity unaffiliated with any of the registrants, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.
(5)	There are being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued together with any of the other securities registered hereby. Warrants may be exercised to purchase any of the other securities registered hereby or to purchase or sell (i) securities of an entity unaffiliated with any of the registrants, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.
(6)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.
(7)	The guarantees will be issued by Teva Pharmaceutical Industries Limited. No separate consideration will be received for any of these guarantees.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 (Registration Nos. 333-155927, 333-155927-01, 333-155927-02, 333-155927-03, 333-155927-04, 333-155927-05 and 333-155927-06) of Teva Pharmaceutical Industries Limited, Teva Pharmaceutical Finance III LLC, Teva Pharmaceutical Finance IV LLC, Teva Pharmaceutical Finance II B.V. and Teva Pharmaceutical Finance III B.V. initially filed on December 4, 2008 (the “Original Registration Statement”), as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on July 29, 2011, which added Teva Pharmaceutical Finance IV B.V. and Teva Pharmaceutical Finance V B.V. as registrants (as so amended, the “Registration Statement”), is being filed to (i) add Teva Pharmaceutical Finance N.V. (“Teva Finance NV”) and Teva Pharmaceutical Finance Company B.V. (“Teva Finance Company BV”) as additional registrants to the Registration Statement, (ii) update certain related references in the Registration Statement (including the base prospectus) and (iii) add or incorporate by reference additional exhibits to the Registration Statement. Included herewith is an amended and restated supplement (the “Supplement”) to the prospectus (the “Base Prospectus”) originally filed with the Securities and Exchange Commission on December 4, 2008 as part of the Original Registration Statement. The Supplement amends and restates the Supplement included in Post-Effective Amendment No. 1 to the Original Registration Statement filed on July 29, 2011 in its entirety and is intended to be used together with the Base Prospectus and, except as modified by the Supplement, the Base Prospectus is not otherwise amended by this Post-Effective Amendment No. 2.

References to Teva Finance NV in the Registration Statement as amended hereby refer to Teva Pharmaceutical Finance N.V. References to Teva Finance Company BV in the Registration Statement as amended hereby refer to Teva Pharmaceutical Finance Company B.V.

References to the “BVs” in the Registration Statement are hereby amended to also refer to Teva Finance NV and Teva Finance Company BV.

On October 10, 2010, the Netherlands Antilles ceased to exist as a country and Curaçao became a separate country within the Kingdom of the Netherlands. Accordingly, references to the Netherlands Antilles in the Registration Statement are hereby amended to refer to Curaçao.

Amended and Restated Supplement dated August 25, 2011 to

Prospectus Dated December 4, 2008

Teva Pharmaceutical Industries Limited

American Depositary Shares,

each representing one Ordinary Share,

Debt Securities, Purchase Contracts,

Units and Warrants

Teva Pharmaceutical Finance III, LLC

Teva Pharmaceutical Finance IV, LLC

Teva Pharmaceutical Finance II B.V.

Teva Pharmaceutical Finance III B.V.

(the above entities collectively,

the “Original Registrants”)

Teva Pharmaceutical Finance IV B.V.

Teva Pharmaceutical Finance V B.V.

Teva Pharmaceutical Finance N.V.

Teva Pharmaceutical Finance Company B.V.

This Amended and Restated Supplement (the “Supplement”) supplements and amends the prospectus dated December 4, 2008 (the “Base Prospectus”) of the Original Registrants. This Supplement is intended to be used together with the Base Prospectus, which is hereby incorporated by reference herein.

References to Teva Finance IV BV in the Base Prospectus as supplemented and amended hereby refer to Teva Pharmaceutical Finance IV B.V. References to Teva Finance V BV in the Base Prospectus as supplemented and amended hereby refer to Teva Pharmaceutical Finance V B.V. References to Teva Finance NV in the Base Prospectus as supplemented and amended hereby refer to Teva Pharmaceutical Finance N.V. References to Teva Finance Company BV in the Base Prospectus as supplemented and amended hereby refer to Teva Pharmaceutical Finance Company B.V.

References to the “BVs” in the Base Prospectus as supplemented and amended hereby are deemed to refer also to Teva Finance IV BV, Teva Finance V BV, Teva Finance NV and Teva Finance Company BV.

On October 10, 2010, the Netherlands Antilles ceased to exist as a country and Curaçao became a separate country within the Kingdom of the Netherlands. Accordingly, except as provided below with respect to the section of the Base Prospectus captioned “Legal Matters,” references to the Netherlands Antilles in the Base Prospectus are hereby amended to refer to Curaçao.

The section captioned “Finance Subsidiaries” in the Base Prospectus is hereby amended by replacing the existing descriptions of Teva Finance II BV and Teva Finance III BV in their entirety and adding descriptions of Teva Finance IV BV, Teva Finance V BV, Teva Finance NV and Teva Finance Company BV as set forth below:

Teva Finance II BV

Teva Finance II BV is a Curaçao private limited liability company that was formed on June 13, 2003. Its address is Teva Pharmaceutical Finance II B.V., Schottegatweg Oost 29D, Curaçao, telephone number +5999-736-6066.

Teva Finance III BV

Teva Finance III BV is a Curaçao private limited liability company that was formed on December 9, 2003. Its address is Teva Pharmaceutical Finance III B.V., Schottegatweg Oost 29D, Curaçao, telephone number +5999-736-6066.

Teva Finance IV BV

Teva Finance IV BV is a Curaçao private limited liability company that was formed on June 28, 2011. Its address is Teva Pharmaceutical Finance IV B.V., Schottegatweg Oost 29D, Curaçao, telephone number +5999-736-6066.

Teva Finance V BV

Teva Finance V BV is a Curaçao private limited liability company that was formed on June 28, 2011. Its address is Teva Pharmaceutical Finance V B.V., Schottegatweg Oost 29D, Curaçao, telephone number +5999-736-6066.

Teva Finance NV

Teva Finance NV is a Curaçao limited liability company that was formed on December 29, 2000. Its address is Teva Pharmaceutical Finance N.V., Schottegatweg Oost 29D, Curaçao, telephone number +5999-736-6066.

Teva Finance Company BV

Teva Finance Company BV is a Curaçao private limited liability company that was formed on November 23, 2005. Its address is Schottegatweg Oost 29D, Curaçao, telephone number +5999-736-6066.

References in the Base Prospectus to debt securities that may be issued by the finance subsidiaries shall be deemed to include references to debt securities that may be issued by Teva Finance IV BV, Teva Finance V BV, Teva Finance NV or Teva Finance Company BV.

The section captioned “Legal Matters” in the Base Prospectus is hereby supplemented and amended as set forth below:

LEGAL MATTERS

Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Israeli law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Tulchinsky Stern Marciano Cohen Levitski & Co., Israel. Certain legal matters with respect to Curaçao law will be passed upon for the issuers by VanEps Kunneman VanDoorne, Curaçao. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

The caption “Teva Finance II BV and Teva Finance III BV” under the section captioned “Enforcement of Civil Liabilities” in the Base Prospectus and the disclosure thereunder are hereby amended and restated in their entirety as set forth below:

Teva Finance II BV, Teva Finance III BV, Teva Finance IV BV, Teva Finance V BV, Teva Finance NV and Teva Finance Company BV

Each of the BVs is organized under the laws of Curaçao and its managing directors reside outside the United States, and all or a significant portion of the assets of such person may be, and substantially all of the assets of each of the BVs are, located outside the United States. As a result, it may not be possible to effect service of process within the United States upon any of the BVs or any such person or to enforce against any of the BVs or any such person judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and Curaçao do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in Curaçao.

If the party in whose favor such a final judgment is rendered brings a new suit in a competent court in Curaçao, that party may submit to the Curaçao court the final judgment that has been rendered in the United States. A foreign judgment would be enforceable in Curaçao generally, without any re-examination of the merits of the original judgment provided that:

(1)	the judgment is final in the jurisdiction where rendered and was issued by a competent court;

(2)	the judgment is valid in the jurisdiction where rendered;

(3)	the judgment was issued following personal service of the summons upon the defendant or its agent and, in accordance with due process of law, an opportunity for the defendant to defend against the foreign action;

(4)	the judgment does not violate natural justice or any compulsory provisions of Curaçao law or principles of public policy;

(5)	the terms and conditions governing the indentures do not violate any compulsory provisions of Curaçao law or principles of public policy;

(6)	the judgment is not contrary to a prior or simultaneous judgment of a competent Curaçao court; and

(7)	the judgment has not been rendered in proceedings of a penal, revenue or other public law nature.

2

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Teva Pharmaceutical Industries Limited

Part Six, Chapter Three of Israel’s Companies Law 5759-1999 includes the following sections relating to indemnification and insurance of its “office holders” (as defined in section 1 of the Israeli Companies Law, and to whom we refer to hereinafter as officers):

“Article Three: Exemption, Indemnification and Insurance

Company’s power to grant exemption, indemnification and insurance

258. (a)	A company does not have the right to grant any of its officers exemption from his responsibility for a breach of trust toward it.

(b)	A company has the right to grant an officer exemption from his responsibility for a breach of the obligation of caution toward it only in accordance with the provisions of this Chapter.

(c)	A company has the right to insure the responsibility of its officer or to indemnify him only in accordance with the provisions of this Chapter.

Authorization to grant exemption

259. (a)	A company may in advance exempt its officer from all or some of his responsibility for damage due to his violation of the obligation of caution toward it, if there is a provision to that end in the Articles of Association.

(b)	Despite the provisions in subsection (a), a company is not entitled to exempt its officer in advance from his responsibility toward it, pursuant to a breach by such officer of his obligation of caution in respect of a dividend distribution.

Permission on the matter of indemnification

260. (a)	If the company’s articles of association include one of the provisions specified in subsection (b), then it may indemnify its officer in respect of a liability or expense specified in paragraphs (1), (1a) and (2), with which he was charged or which he expended in consequence of an act which he performed by virtue of being its officer:

(1)	a monetary liability imposed on him by a judgment in favor of another person, including a judgment imposed on him in a compromise or in an arbitrator’s decision that was approved by a court;

(1a)	reasonable litigation expenses, including attorney’s fees, expended by the officer pursuant to an inquiry or a proceeding conducted in respect of such officer by an authority authorized to conduct same, which was concluded without the submission of an indictment against him and without any financial penalty being imposed on him instead of a criminal proceeding or which was concluded without the submission of an indictment against him but with a financial penalty being imposed on him instead of a criminal proceeding, in respect of a criminal act the proof of which does not require criminal intent or a monetary sanction.

In this subsection (1a):

(i)	a proceeding concluded without the submission of an indictment shall mean that the relevant proceeding ended by virtue of the case against him or her being closed in accordance with the provisions of Section 62 of the Israeli Criminal Procedure Law, 1982, or by virtue of a stay of the proceedings by the Attorney General in accordance with the provisions of Section 231 of the Israeli Criminal Procedure Law, 1982; and

(ii)	financial penalty imposed instead of a criminal proceeding shall mean a monetary penalty imposed in accordance with the law instead of a criminal proceeding, including an administrative fine in accordance with the Israeli Administrative Crimes Law, 1985, a penalty for a crime that is considered a crime in respect of which a fine may be imposed, in accordance with the provisions of the Israeli Criminal Procedure Law, 1982, a monetary sanction or a fine.

(2)	reasonable legal expenses, including attorney’s fees, which the officer incurred or with which he was charged by the Court, in a proceeding brought against him by the company, in its name or by another person, or in a criminal prosecution in which he was found innocent, or in a criminal prosecution in which he was convicted of an offense that does not require proof of criminal intent.

(b)	The provision on indemnification in the Articles of Association can be any one of the following:

(1)	a provision that permits the company to give an undertaking in advance that it will indemnify its officer, in each of the following, which we refer to as an undertaking to indemnify:

(a)	as detailed in subsection (a)(1) on condition that the undertaking shall be limited to categories of events which in the Board of Directors’ opinion can be foreseen in light of the activities of the company when the undertaking to indemnify is given, and to an amount or criteria set by the Board of Directors as reasonable under the circumstances, and that in the undertaking to indemnify the events which in the Board of Directors’ opinion can be foreseen in light of the activities of the company when the undertaking to indemnify is given or mentioned, and the amount or criteria set by the Board of Directors as reasonable under the circumstances are mentioned; and

(b)	as detailed in subsection a(1a) or a(2).

(2)	a provision that permits the company to indemnify its officer retroactively (which we refer to hereinafter as permission to indemnify).

Insurance of liability

261.	If the company’s Articles of Association include a provision to that end, then it may enter into a contract for the insurance of an officer’s responsibility for any liability that will be imposed on him in consequence of an act which he performed by virtue of being its officer, in each of the following circumstances:

(1)	violation of the obligation of caution towards the company or towards another person;

(2)	breach of trust against the company, on condition that the officer acted in good faith and that he had reasonable grounds to assume that the act would not cause the company any harm;

(3)	a monetary obligation that will be imposed on him to the benefit of another person.

Change of articles of association

262. (a)	In a private company in which the shares are divided into classes, a decision to include a provision on exemption or indemnification in the articles of association requires – in addition to approval by the General Meeting – also approval by Class Meetings.

(b)	In a public company, in which the officer is a controlling member as defined in section 268, the decision of the General Meeting to include a provision on exemption, indemnification or insurance in the Articles of Association requires – in addition to the majority required for a change of the Articles of Association – also approval by the shareholders who do not have a personal interest in the approval of the decision, as required in respect of an exceptional transaction under the provisions of section 275(a)(3).

Invalid provisions

263.	A provision in the Articles of Association, which permits the company to enter into a contract for the insurance of its officer; a provision in the Articles of Association or a Board of Directors decision to permit indemnification of an officer; or a provision in the articles of association that exempts an officer from responsibility toward the company for any of the following shall not be valid:

(1)	a breach of trust, except in respect of indemnification and insurance for a breach of trust as said in section 261(2);

(2)	a violation of the obligation of caution, which was committed intentionally or recklessly, except in the event that same was committed negligently;

(3)	an act committed with the intention to realize a personal unlawful profit;

(4)	a fine, civil fine, monetary sanction or monetary penalty imposed on him.

No conditions

264. (a)	Any provision in the Articles of Association, in a contract or given in any other manner, which directly or indirectly makes the provisions of this Article conditional shall be of no effect.

(b)	An undertaking to indemnify or to insure an officer’s responsibility in consequence of a breach of trust toward the company shall not be valid, except for a breach of trust as stated in subsection 261(2), and an officer shall not, directly or indirectly, accept such an undertaking; acceptance of a said undertaking constitutes a breach of trust.”

Teva’s officers and directors are covered by a liability insurance policy which insures them against expenses and liabilities of the type normally insured against under such policies.

The Articles of Association of Teva, as amended, include provisions under which directors and officers of Teva are or may be insured or indemnified against liability which they may incur in their capacities as such, subject to the Israeli Companies Law.

Articles 102 through 105 of Teva’s amended Articles of Association provide as follows (with the references therein to the “Company” referring to Teva):

102.	Subject to the provisions of the Law, the Company shall be entitled to engage in a contract for insurance of the liability of any officer of the Company, in whole or in part, as a result of any of the following:

(a)	Breach of a duty of care vis-à-vis the Company or vis-à-vis another person;

(b)	Breach of a fiduciary duty vis-à-vis the Company, provided that the officer acted in good faith and had reasonable grounds to believe that the action in question would not adversely affect the Company;

(c)	Financial liability which shall be imposed upon said officer in favor of another person as a result of any action which was performed by said officer in his or her capacity as an officer of the Company.

103.	Subject to the provisions of the Law, the Company shall be entitled to agree in advance to indemnify any officer of the Company as a result of a liability or an expense imposed on him or her or expended by him or her as a result of any action which was performed by said officer in his or her capacity as an officer of the Company, in respect of any of the following:

(a)	Financial liability imposed upon said officer in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law, provided that the agreement to indemnify shall be limited to events that, in the opinion of the Board of Directors of the Company, are foreseeable, in light of the Company’s activities at the time that the agreement of indemnification was given, and shall further be limited to amounts or criteria that the Board of Directors has determined to be reasonable under the circumstances, and provided further that in the agreement of indemnification the events that the Board of Directors believes to be foreseeable in light of the Company’s activities at the time that the agreement of indemnification was given are mentioned, as is the amount or criteria that the Board of Directors determined to be reasonable under the relevant circumstances.

(b)	Reasonable litigation expenses, including attorney fees, expended by the officer as a result of an inquiry or a proceeding conducted in respect of such officer by an authority authorized to conduct same, which was concluded without the submission of an indictment against said officer and either (i) without any financial penalty being imposed on said officer instead of a criminal proceeding (as such term is defined in the Israeli Companies Law, 1999), or (ii) with a financial penalty being imposed on said officer instead of a criminal proceeding, in respect of a criminal charge which does not require proof of criminal intent.

(c)	Reasonable litigation expenses, including attorney fees, which said officer shall have expended or shall have been obligated to expend by a court of law, in any proceedings which shall have been filed against said officer by or on behalf of the Company or by another person, or with regard to any criminal charge of which said officer was acquitted, or with regard to any criminal charge of which said officer was convicted which does not require proof of criminal intent.

104.	Subject to the provisions of the Law, the Company shall be entitled to indemnify any officer of the Company retroactively, for any liability or expenditure as set forth in Article 103 above, which was imposed upon said officer as a result of any action which was performed by said officer in his or her capacity as an officer of the Company.

105.	Subject to the provisions of the Law, the Company shall be entitled, in advance, to exempt any officer of the Company from liability, in whole or in part, with regard to damage incurred as a result of the breach of duty of care vis-à-vis the Company.”

Teva Pharmaceutical Finance II B.V., Teva Pharmaceutical Finance III B.V., Teva Pharmaceutical Finance IV B.V., Teva Pharmaceutical Finance V B.V. and Teva Pharmaceutical Finance Company B.V.

Under the laws of Curaçao, indemnification by a company of its officers and directors for liability incurred in their capacity as such is not permitted where the liability results from the gross negligence or willful malfeasance of the officers or directors.

Article 13 of the Articles of Incorporation of each of the BVs (other than Teva Finance NV and Teva Finance Company BV) provides as follows (with the references therein to the “Company” referring to the applicable BV):

1.	The Company shall indemnify to the fullest extent permitted under the laws of Curaçao or any other applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated claims, actions, suits or proceedings by reason of the fact that he is or was a Supervisory Director, Managing Director, officer, employee or agent, other service provider, manager or advisor of the Company, or was serving at the request of the Company as a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of another Company, partnership, joint venture, trust or other enterprise against any and all losses, judgments, fines, amounts paid in settlements and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification shall be made in respect of any claim, action, suit or proceeding as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct or that such person did not act in good faith and could not reasonably have presumed that his actions were in the best interests of the Company in the performance of his duty to the Company unless, and only to the extent that a court of competent jurisdiction in Curaçao or the court in which such action or suit was brought shall determine in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

2.	To the extent that a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of the Company has been successful on the merits or otherwise in defense of any action, suit or proceedings of the kind referred to in paragraph 1 of this Article 13, or in defense of any claim, issue or matter related thereto, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

3.	Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article 13. Such determination shall be made (i) by the Supervisory Board, provided the relevant Supervisory Director seeking indemnification is not a party to such action, suit or proceedings, (ii) if the sole Supervisory Director or all the Supervisory Directors in office are a party to such action, suit or proceedings, by independent legal counsel in a written opinion, or (iii) by resolution adopted at a General Meeting of Shareholders.

4.	Expenses incurred in defending any such suit or proceedings may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

5.	The indemnification provided by this Article 13 shall not be deemed exclusive of any other right to which those indemnified may be entitled under any agreement, vote of Shareholders or disinterested Supervisory Director or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor. The indemnification shall inure to the benefit of the heirs, executors and administrators or successors in interest of those persons indemnified.

Article 30 of the Articles of Association of Teva Finance Company BV provides as follows:

1.	The Company shall indemnify to the fullest extent permitted under the laws of the Netherlands Antilles or any other applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated claims, actions, suits or proceedings by reason of the fact that he is or was a Supervisory Director, Managing Director, officer, employee or agent, other service provider, manager or advisor of the Company, or was serving at the request of the Company as a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of another Company, partnership, joint venture, trust or other enterprise against any and all losses, judgments, fines, amounts paid in settlements and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification shall be made in respect of any claim, action, suit or proceeding as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct or that such person did not act in good faith and could not reasonably have presumed that his actions were in the best interests of the Company in the performance of his duty to the Company unless, and only to the extent that a court of competent jurisdiction in the Netherlands Antilles or the court in which such action or suit was brought shall determine in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

2.	To the extent that a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of the Company has been successful on the merits or otherwise in defense of any action, suit or proceedings of the kind referred to in paragraph 1 of this Article 30, or in defense of any claim, issue or matter related thereto, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

3.	Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article 30. Such determination shall be made (i) by the Supervisory Board, provided the relevant Supervisory Director seeking indemnification is not a party to such action, suit or proceedings, (ii) if the sole Supervisory Director or all the Supervisory Directors in office are a party to such action, suit or proceedings, by independent legal counsel in a written opinion, or (iii) by resolution adopted at a General Meeting of Shareholders.

4.	Expenses incurred in defending any such suit or proceedings may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

5.	The indemnification provided by this Article 30 shall not be deemed exclusive of any other right to which those indemnified may be entitled under any agreement, vote of Shareholders or disinterested Supervisory Director or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor. The indemnification shall inure to the benefit of the heirs, executors and administrators or successors in interest of those persons indemnified.

ITEM 9. EXHIBITS

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

ITEM 10. UNDERTAKINGS

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrants are relying on Rule 430B:

(A)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, Country of Israel, on August 25, 2011.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Shlomo Yanai
Name:	Shlomo Yanai
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

* Phillip Frost	Chairman	August 25, 2011

/s/ Shlomo Yanai Shlomo Yanai	President and Chief Executive Officer	August 25, 2011

/s/ Eyal Desheh Eyal Desheh	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2011

* Moshe Many	Vice Chairman	August 25, 2011

* Roger Abravanel	Director	August 25, 2011

* Ruth Cheshin	Director	August 25, 2011

* Abraham E. Cohen	Director	August 25, 2011

Amir Elstein	Director	August , 2011

* Chaim Hurvitz	Director	August 25, 2011

* Elon Kohlberg	Director	August 25, 2011

* Roger Kornberg	Director	August 25, 2011

* Leora Meridor	Director	August 25, 2011

* Joseph Nitzani	Director	August 25, 2011

* Ory Slonim	Director	August 25, 2011

* Dan S. Suesskind	Director	August 25, 2011

* Erez Vigodman	Director	August 25, 2011

/s/ William S. Marth William S. Marth	Authorized U.S. Representative	August 25, 2011

* By:	/s/ Eyal Desheh
Eyal Desheh, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on August 25, 2011.

TEVA PHARMACEUTICAL FINANCE III, LLC

By:	/s/ William S. Marth
Name: William S. Marth
Title: President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ William S. Marth William S. Marth	President, Chief Executive Officer and Manager	August 25, 2011

/s/ Deborah Griffin Deborah Griffin	Vice President-Finance, Chief Financial Officer, Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)	August 25, 2011

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on August 25, 2011.

TEVA PHARMACEUTICAL FINANCE IV, LLC

By:	/s/ William S. Marth
Name: William S. Marth
Title: President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ William S. Marth William S. Marth	President, Chief Executive Officer and Manager	August 25, 2011

/s/ Deborah Griffin Deborah Griffin	Vice President-Finance, Chief Financial Officer, Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)	August 25, 2011

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao, on August 25, 2011.

TEVA PHARMACEUTICAL FINANCE II B.V.

By:	/s/ George Bergmann
Name: George Bergmann
Title: Managing Director

By:	/s/ Edgard Lotman
Name: Edgard Lotman
Title: Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ George Bergmann George Bergmann	Managing Director	August 25, 2011

/s/ Edgard Lotman Edgard Lotman	Supervisory Director	August 25, 2011

/s/ William S. Marth William S. Marth	Authorized U.S. Representative	August 25, 2011

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao, on August 25, 2011.

TEVA PHARMACEUTICAL FINANCE III B.V.

By:	/s/ George Bergmann
Name:	George Bergmann
Title:	Managing Director

By:	/s/ Edgard Lotman
Name:	Edgard Lotman
Title:	Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ George Bergmann George Bergmann	Managing Director	August 25, 2011

/s/ Edgard Lotman Edgard Lotman	Supervisory Director	August 25, 2011

/s/ William S. Marth William S. Marth	Authorized U.S. Representative	August 25, 2011

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao, on August 25, 2011.

TEVA PHARMACEUTICAL FINANCE IV B.V.

By:	/s/ George Bergmann

Name:	George Bergmann
Title:	Managing Director

By:	/s/ Edgard Lotman

Name:	Edgard Lotman
Title:	Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ George Bergmann George Bergmann	Managing Director	August 25, 2011

/s/ Edgard Lotman Edgard Lotman	Supervisory Director	August 25, 2011

/s/ William S. Marth William S. Marth	Authorized U.S. Representative	August 25, 2011

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao, on August 25, 2011.

TEVA PHARMACEUTICAL FINANCE V B.V.

By:	/s/ George Bergmann

Name:	George Bergmann
Title:	Managing Director

By:	/s/ Edgard Lotman

Name:	Edgard Lotman
Title:	Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ George Bergmann George Bergmann	Managing Director	August 25, 2011

/s/ Edgard Lotman Edgard Lotman	Supervisory Director	August 25, 2011

/s/ William S. Marth William S. Marth	Authorized U.S. Representative	August 25, 2011

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao, on August 25, 2011.

TEVA PHARMACEUTICAL FINANCE N.V.

By:	/s/ George Bergmann

Name:	George Bergmann
Title:	Managing Director

By:	/s/ Edgard Lotman

Name:	Edgard Lotman
Title:	Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ George Bergmann George Bergmann	Managing Director	August 25, 2011

/s/ Edgard Lotman Edgard Lotman	Supervisory Director	August 25, 2011

/s/ William S. Marth William S. Marth	Authorized U.S. Representative	August 25, 2011

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao, on August 25, 2011.

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

By:	/s/ George Bergmann

Name:	George Bergmann
Title:	Managing Director

By:	/s/ Edgard Lotman

Name:	Edgard Lotman
Title:	Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ George Bergmann George Bergmann	Managing Director	August 25, 2011

/s/ Edgard Lotman Edgard Lotman	Supervisory Director	August 25, 2011

/s/ William S. Marth William S. Marth	Authorized U.S. Representative	August 25, 2011

EXHIBIT INDEX

*1.1	Underwriting Agreement relating to ordinary shares issued by Teva Pharmaceutical Industries Limited.

*1.2	Underwriting Agreement relating to purchase contracts issued by Teva Pharmaceutical Industries Limited.

*1.3	Underwriting Agreement relating to units issued by Teva Pharmaceutical Industries Limited.

*1.4	Underwriting Agreement relating to warrants issued by Teva Pharmaceutical Industries Limited.

*1.5	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Industries Limited.

*1.6	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance III, LLC.

*1.7	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance IV, LLC.

*1.8	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance II B.V.

*1.9	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance III B.V.

*1.10	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance IV B.V.

*1.11	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance V B.V.

4.1	Amended and Restated Deposit Agreement, dated January 11, 2008, among Teva Pharmaceutical Industries Limited, The Bank of New York Mellon, as depository, and the holders from time to time of ADSs (incorporated by reference to Post-Effective Amendment No. 2 to the Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-6 (Reg. No. 333-116672)).

4.2	Form of American Depositary Receipt (incorporated by reference to Post-Effective Amendment No. 2 to the Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-6 (Reg. No. 333-116672)).

4.3	Form of Senior Teva Pharmaceutical Industries Limited Indenture (incorporated by reference to Exhibit 4.3 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-3 (Reg. No. 333-111144)).

4.4	Form of Guaranteed Senior Finance Subsidiary Indenture (incorporated by reference to Exhibit 4.4 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-3 (Reg. No. 333-111144)).

4.5	Form of Subordinated Teva Pharmaceutical Industries Limited Indenture (incorporated by reference to Exhibit 4.5 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-3 (Reg. No. 333-111144)).

4.6	Form of Guaranteed Subordinated Finance Subsidiary Indenture (incorporated by reference to Exhibit 4.6 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-3 (Reg. No. 333-111144)).

4.7	Memorandum of Association of Teva Pharmaceutical Industries Limited (English translation or summary from Hebrew original, which is the official version) (incorporated by reference to Exhibit 3.1 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-1 (Reg. No. 33-15736)).

4.8	Restated Articles of Association of Teva Pharmaceutical Industries Limited (English translation or summary from Hebrew original, which is the official version) (incorporated by reference to Exhibit 4.7 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-3 (Reg. No. 333-102259)).

4.9	Amended Articles of Association of Teva Pharmaceutical Industries Limited (English translation or summary from Hebrew original, which is the official version) (incorporated by reference to Exhibit 3.3 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-4 (Reg. No. 333-128095)).

4.10	Amendment to Amended Articles of Association of Teva Pharmaceutical Industries Limited dated July 5, 2010 (English translation or summary from Hebrew original, which is the official version) (incorporated by reference to Exhibit 1.1 to Teva Pharmaceutical Industries Limited’s Report on Form 6-K filed on July 28, 2011 (File No. 000-16174)).

*4.11	Form of Purchase Contract Agreement.

*4.12	Form of Warrant Agreement.

**5.1	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co. (Israeli law).

**5.2	Opinion of Willkie Farr & Gallagher LLP (New York law).

**5.3	Opinion of Zeven & Associates (Netherlands Antilles law).

**5.4	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co. (Israeli law).

**5.5	Opinion of Willkie Farr & Gallagher LLP (New York law).

**5.6	Opinion of VanEps Kunneman VanDoorne (Curaçao law).

5.7	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co. (Israeli law).

5.8	Opinion of Willkie Farr & Gallagher LLP (New York law).

5.9	Opinion of VanEps Kunneman VanDoorne (Curaçao law).

**12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges.

23.1	Consent of Kesselman & Kesselman.

**23.2	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co. (included in Exhibit 5.1).

**23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.2).

**23.4	Consent of Zeven & Associates (included in Exhibit 5.3).

**23.6	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co. (included in Exhibit 5.4).

**23.7	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.5).

**23.8	Consent of VanEps Kunneman VanDoorne (included in Exhibit 5.6).

23.9	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co. (included in Exhibit 5.7).

23.10	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.8).

23.11	Consent of VanEps Kunneman VanDoorne (included in Exhibit 5.9).

**24.1	Power of Attorney of Teva Pharmaceutical Industries Limited (included on the signature pages of the Registration Statement).

24.2	Power of Attorney of Teva Pharmaceutical Industries Limited.

**25.1	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Industries Limited Senior Indenture.

**25.2	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Industries Limited Subordinated Indenture.

**25.3	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance III, LLC Senior Indenture.

**25.4	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance III, LLC Subordinated Indenture.

**25.5	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance IV, LLC Senior Indenture.

**25.6	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance IV, LLC Subordinated Indenture.

**25.7	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance II B.V. Senior Indenture.

**25.8	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance II B.V. Subordinated Indenture.

**25.9	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance III B.V. Senior Indenture.

**25.10	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance III B.V. Subordinated Indenture.

**25.11	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance IV B.V. Senior Indenture.

**25.12	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance IV B.V. Subordinated Indenture.

**25.13	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance V B.V. Senior Indenture.

**25.14	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance V B.V. Subordinated Indenture.

25.15	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance N.V. Senior Indenture.

25.16	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance N.V. Subordinated Indenture.

25.17	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance Company B.V. Senior Indenture.

25.18	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance Company B.V. Subordinated Indenture.

*	To be filed by amendment or incorporated by reference pursuant to a report on Form 6-K.
**	Previously filed.